UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2022

INTEGRAL AD SCIENCE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40557	83-0731995
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Not applicable[1]
(Address of principal executive offices)	(Zip Code)

646 278-4871

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	IAS	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

[1]	Any stockholder or other communication required to be sent to our principal executive offices may be directed to our mailing address: 99 Wall Street, #1950, New York, NY 10005

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2022, Integral Ad Science Holding Corp. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). The proposals considered at the Annual Meeting are described in the Company’s 2022 Proxy Statement filed with the Securities and Exchange Commission on April 18, 2022. The final voting results for each of the proposals submitted to a vote of the shareholders are set forth below:

1.	Election of Class I directors:

Name	For	Withheld	Broker Non-Votes
Rod Aliabadi	105,123,048	8,893,188	11,755,932
Michael Fosnaugh	108,490,037	5,526,199	11,755,932
Martin Taylor	105,172,133	8,844,103	11,755,932

2.	Advisory vote regarding retention of the classified structure of the Company’s Board of Directors:

For	Against	Abstain	Broker Non-Votes
98,807,313	15,208,723	200	11,755,932

3.	Advisory vote regarding retention of the supermajority voting standards in the Company’s Charter and Bylaws:

For	Against	Abstain	Broker Non-Votes
98,914,697	15,101,339	200	11,755,932

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022:

For	Against	Abstain
125,742,304	29,714	150

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2022

INTEGRAL AD SCIENCE HOLDING CORP.

By:	/s/ Noah Webster
Name:	Noah Webster
Title:	Chief Legal and Compliance Officer and Corporate Secretary